                                   EXHIBIT 21

                                  SUBSIDIARIES


                                                                   STATE OF
NAME                                                               INCORPORATION
----                                                               -------------
Valley Independent Bank                                            California

Valley Capital Trust                                               Delaware

VIBC Capital Trust I                                               New York

VIBC Services Company                                              California

Valley Capital Trust II                                            Delaware